Exhibit 10.43

Enterprise Bancorp

Executive Officer Supplemental Bonus Table

Fiscal  year 2006

	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %	Bonus %
	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,	of salary,
	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth	NI Growth
Net Income growth*	10.000%	11.000%	12.000%	13.000%	14.000%	15.000%	16.000%	17.000%	18.000%	19.000%	20.000%
Name

George L. Duncan	10.000%	18.000%	26.000%	35.000%	40.000%	50.000%	55.000%	60.000%	65.000%	70.000%	75.000%
Richard W. Main	10.000%	18.000%	26.000%	35.000%	40.000%	50.000%	55.000%	60.000%	65.000%	70.000%	75.000%
Jack P Clancy	10.000%	18.000%	26.000%	35.000%	40.000%	50.000%	55.000%	60.000%	65.000%	70.000%	75.000%
James A. Marcotte	5.714%	10.286%	14.857%	20.000%	22.857%	28.571%	31.429%	34.286%	37.143%	40.000%	42.857%
Robert R. Gilman	5.714%	10.286%	14.857%	20.000%	22.857%	28.571%	31.429%	34.286%	37.143%	40.000%	42.857%
Stephen J. Irish	5.714%	10.286%	14.857%	20.000%	22.857%	28.571%	31.429%	34.286%	37.143%	40.000%	42.857%

%’s in table represent  bonus to be paid as a % of base salary.

*  Net income growth % is the % increase in Net Income as compared to the prior Fiscal Year.